Exhibit 99.1

Lifeloc to Present at Emerging Growth Conference on September 25, 2025

WHEAT RIDGE, Colo., September 23, 2025 – Lifeloc Technologies, Inc. (OTC: LCTC), a U.S.-based manufacturer of precision breath alcohol and drug detection devices, announced today that it will present at the Emerging Growth Conference on Thursday, September 25, 2025.

This live, interactive virtual event will feature a presentation by Dr. Wayne Willkomm, Lifeloc’s Chief Executive Officer. Dr. Willkomm will provide an overview of Lifeloc’s current operations and share an update on the SpinDetect™ centrifugal drug analyzer, the Company’s next-generation analyzer currently under development.

Following the presentation, Dr. Willkomm will engage in a Q&A session with conference attendees. Questions may be submitted in advance to Questions@EmergingGrowth.com or asked live during the event.

Emerging Growth Conference Details

•	Date: Thursday, September 25, 2025

•	Time: 2:20 PM Eastern Daylight Time

•	Webcast Registration: Click here to register

A recording of the webcast will be made available after the event on both the Emerging Growth website and its YouTube channel: YouTube.com/EmergingGrowthConference. A direct link will be shared by Lifeloc once available.

Lifeloc is developing the SpinDetect™ centrifugal drug analyzer, a compact, microfluidic-based drug screening platform intended to meet the growing global demand for fast, portable drug testing solutions.

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTCID: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, performance, expectations about new and existing products, market demand, economic conditions, acceptance of new and existing products, technologies and opportunities, market size and growth, market liquidity for our shares, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

SpinDetec™ is a trademark of Lifeloc Technologies, Inc.

Amy Evans
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500